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                                                                       EXHIBIT 5




                                                   June 17, 1996


The May Department Stores Company,
   a Delaware corporation
The May Department Stores Company,
   a New York corporation
611 Olive Street
St. Louis, Missouri  63101

Ladies and Gentlemen:

                 We have acted as special counsel to The May Department Stores Company, a New York corporation (the "Company"), and The May Department Stores Company, a Delaware corporation (the "Guarantor"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"). The Company is a wholly owned subsidiary of the Guarantor.
The Registration Statement relates to the guarantee by the Guarantor (the "Guarantee") of up to $800,000,000 aggregate principal amount (or the equivalent thereof, based on the applicable exchange rate at the time of sale, in one or more foreign currencies, currency units or composite currencies as shall be designated by the Company) of the Company's debt securities (the "Securities") to be issued and sold from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Act"). Pursuant to Rule 429 under the Act, the prospectus included in the Registration Statement also relates to $800,000,000 aggregate principal amount of debt securities registered under Registration Statement Nos. 33-62075 and 33-55255 (the "Prior Registration Statements"). The Registration Statement also constitutes Post-Effective Amendment No. 1 to each of the Prior Registration Statements. Such Securities, including any Guarantee, will be issued under the Indenture, dated as of June 17, 1996, among the Company, the Guarantor and The First National Bank of Chicago, as

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The May Department Stores Company,
   a Delaware corporation
The May Department Stores Company,
   a New York corporation
June 17, 1996
Page 2


trustee (the "Indenture"). We do not express any opinion herein as to the issuance of the Securities and the Guarantee under any indenture other than the Indenture.

                 This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                 We have examined the Registration Statement to be filed with the Commission on June 18, 1996 under the Act; the Prior Registration Statements; the form of the Indenture filed as an exhibit to the Registration Statement; the form of underwriting agreement (the "Underwriting Agreement") proposed to be entered into by the Company and the representatives of the several underwriters to be named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; the form of distribution agreement (the "Distribution Agreement") proposed to be entered into by the Company and the agents to be named therein (the "Agents"), filed as an exhibit to the Registration Statement; the Restated Certificate of Incorporation of the Company as in effect on the date hereof; the Amended and Restated Certificate of Incorporation of the Guarantor as in effect on the date hereof; the respective By-laws of the Company and the Guarantor as in effect on the date hereof; the order of the Commission dated September 6, 1995 declaring Registration Statement No. 33-62075 effective under the Act; the order of the Commission dated October 7, 1994 declaring Registration Statement No. 33-55255 effective under the Act; and resolutions adopted by the respective Boards of Directors of the Company and the Guarantor or the respective Executive Committees thereof authorizing the Indenture, the form of Underwriting Agreement, the form of Distribution Agreement, the issuance and sale of the Securities, the Guarantee and the proper officers of the Company to determine the final form and terms of the Securities and the Guarantee. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantor and such agreements, certificates of public officials, certificates of officers or other representatives of the






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The May Department Stores Company,
   a Delaware corporation
The May Department Stores Company,
   a New York corporation
June 17, 1996
Page 3



Company, the Guarantor and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                 In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company and the Guarantor, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantor and others.

                 Members of our firm are admitted to the Bar in the States of New York and Delaware, and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent referred to specifically herein. The Securities and the Guarantee may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

                 Based upon and subject to the foregoing, we are of the opinion that:

                 1. The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and is a valid and binding agreement, enforceable against the Company and the Guarantor in accordance with its terms, except to the extent that enforcement thereof may be






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The May Department Stores Company,
   a Delaware corporation
The May Department Stores Company,
   a New York corporation
June 17, 1996
Page 4



limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and except that enforcement thereof may also be limited by (x) requirements that a claim with respect to any Securities denominated other than in United States dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (y) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States.

                 2. With respect to any series of Securities (the "Offered Securities") and the Guarantee, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective, (ii) an appropriate Prospectus Supplement with respect to the Offered Securities and the Guarantee has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder,
(iii) the appropriate officers of the Company and the Guarantor have taken all necessary corporate action to determine and approve the issuance and terms of the Securities and the Guarantee, (iv) the Underwriting Agreement with respect to the Offered Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, if the Offered Securities are to be sold pursuant to a firm commitment underwritten offering, (v) the Distribution Agreement with respect to the Offered Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, if the Offered Securities are to be sold pursuant to the Distribution Agreement, (vi) the terms of the Offered Securities and the Guarantee have been duly established in conformity with the Indenture and do not violate any applicable law, the Restated Certificate of Incorporation or By-laws of the Company, the Amended and Restated Certificate of Incorporation or By-laws of the






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The May Department Stores Company,
   a Delaware corporation
The May Department Stores Company,
   a New York corporation
June 17, 1996
Page 5



Guarantor or result in a default under or breach of any agreement or instrument binding upon the Company or the Guarantor and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Guarantor and (vii) the Offered Securities and the Guarantee have been duly executed and authenticated in accordance with the terms of the Indenture and delivered by the proper officers of the Company and the Guarantor to the Underwriters or the purchasers thereof against payment therefor in accordance with the terms of the Underwriting Agreement or the Distribution Agreement, as the case may be, the Offered Securities and the Guarantee will be valid and binding obligations of the Company and the Guarantor, respectively, entitled to the benefit of the Indenture and enforceable against the Company and the Guarantor, respectively, in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and except that enforcement thereof may also be limited by (x) requirements that a claim with respect to any Offered Securities denominated other than in United States dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (y) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States.

        We hereby consent to the use of our name in the Registration Statement under the caption "Validity of the Offered Debt Securities" and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                      Very truly yours,



                                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM